Exhibit 10.1

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER
This Amendment No. 1, dated as of August 9, 2021 (this “Amendment”), to that certain Agreement and Plan of Merger, dated as of June 7, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among CMS Energy Corporation, a Michigan corporation (“Seller”), EnerBank USA, a Utah corporation and an indirect, wholly owned subsidiary of Seller (“Bank”), and Regions Bank, an Alabama state-chartered bank (“Purchaser”).
WHEREAS, in accordance with Section 11.01 of the Merger Agreement, the Parties wish to amend the Merger Agreement as set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1.Defined Terms: Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
2.Amendments.
a.    The following defined terms and definitions shall be added to Section 1.01:
“‘September 1 Condition’ means, on September 1, 2021, each of the conditions set forth in Article VIII has been satisfied or, to the extent permitted by Law, waived by the Party entitled to the benefits thereof in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of all such conditions by the Party entitled to the benefits thereof at the Closing).”
“‘September-Closing Indemnity Cap’ means an amount equal to the greater of (a) zero and (b) an amount equal to (i) the Closing Stockholder’s Equity minus (ii) the Closing Stockholder’s Equity (for the purposes of this subclause (ii), as though the Closing Date were September 1, 2021).”
b.    The definition of “Deposit Instrument Amount” in the Merger Agreement is hereby amended and restated in its entirety as follows:
“‘Deposit Instrument Amount’ means an amount equal to:
(a) (i) the principal amount of the deposit liabilities of Bank, as of the Measurement Time, in respect of deposit instruments that (A) have an initial minimum term of greater than six (6) months, (B) are not callable by the Company (or its successors or assigns) at par value three (3) months or earlier after the initial date of funding by the depositor of such deposit instrument and (C) were entered into between (but not including) the date hereof and the earlier of (x) if the September 1 Condition (I) is satisfied, September 1, 2021 or (II) is not satisfied, the Measurement Time and (y) December 15, 2021, multiplied by (ii) 0.25%; plus
(b) (i) the principal amount of the deposit liabilities of Bank, as of the Measurement Time, in respect of deposit instruments that (A) have an initial minimum term of greater than six (6) months, (B) are callable by the Company (or its successors or assigns) at par value three (3) months or earlier after the initial date of funding by the depositor of such deposit instrument and (C) were entered into between (but not including) the date hereof and the earlier of (x) if the September 1 Condition (I) is satisfied, September 1, 2021 or (II) is not satisfied, the Measurement Time and (y) December 15, 2021, multiplied by (ii) 0.15%.”
c.    The definition of “Material Adverse Effect” in the Merger Agreement shall be hereby amended to add the following at the end of the current definition:
“provided, further, that, if the September 1 Condition is satisfied, the definition of “Material Adverse Effect” shall be as follows:
“Material Adverse Effect” means any event, change, occurrence, circumstance or effect that, individually or in the aggregate with any other event, change, occurrence, circumstance or effect, (a) has or would reasonably be expected to have a material adverse effect on the business, results of operation or financial condition of Bank; or (b) would prevent, materially impede or materially delay the consummation of the Merger; provided that, in determining whether a Material Adverse Effect has occurred with respect to the foregoing clause (a), there shall be excluded any event, change, occurrence, circumstance or effect to the extent attributable to, arising out of or resulting from (i) changes of any type in general economic conditions or in equity or debt market conditions, including trading levels and volatility in any capital market; (ii) changes in GAAP or applicable regulatory accounting requirements or authoritative interpretations thereof; (iii) changes in Law or the interpretation or enforcement thereof by any Governmental Authority; (iv) changes in economic, business, credit or financial conditions or trends generally affecting the banking and/or home improvement financing sectors in the United States and its territories generally, including changes in the credit markets, any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally, as well as changes to any previously applied asset marks resulting therefrom; (v) the announcement, pendency or performance of this Agreement, the Merger or the other transactions contemplated hereby or the identity of Purchaser (or its Affiliates) as the actual or potential acquirer of Bank, including any termination of, reduction in or similar negative impact on the relationships of Bank, contractual or otherwise, with its customers, suppliers, agents, service providers, Third Party administrators, contractors, partners or employees to the extent attributable to, arising out of or resulting from the identity of Purchaser (or its Affiliates) as the actual or potential acquirer of Bank; (vi) failure, in and of itself, of Bank to meet internal or published projections regarding budgets, plans or forecasts of its revenue, earnings or other financial performance or results of operations, for any period (but not including the underlying causes thereof, unless otherwise excluded from the definition of Material Adverse Effect); (vii) changes in national or international political or social conditions (including the outbreak or escalation of any war, military action, sabotage, cyberattack or acts of terrorism); (viii) actions or omissions, and the effects thereof, taken in connection with this Agreement (including pursuant to Section 7.02) to obtain any consent, approval, authorization or waiver under Law in connection with the Merger and the other transactions contemplated by this Agreement; (ix) actions, or effects of actions, taken by Seller, Bank or any of their Affiliates at the written direction of, or with the prior written consent of, Purchaser or its Affiliates; (x) any breach, violation or non-performance of any provision of this Agreement by Purchaser or any of its Affiliates; (xi) natural disasters, other acts of nature, Contagion Events or “acts of God”; (xii) any action reasonably taken (or not taken) by Bank in good faith in response to Contagion Events; (xiii) any cyberattack or cybersecurity event involving Bank (occurring on or after September 1, 2021); (xiv) the death or incapacitation of Charlie Knadler or the departure, termination or other separation of Charlie Knadler from Bank for any reason (occurring on or after September 1, 2021) or (xv) any termination (or notice of termination) of or reduction in business under any Key Sponsor Contract by any Key Sponsor, or any adverse development in respect of the business relationship between Bank and any Key Sponsor (in each case, occurring on or after September 1, 2021), other than as the result of a material breach or material nonperformance by Bank or its Affiliates (occurring on or after September 1, 2021) under any Key Sponsor Contract; provided that, in the case of clauses (i), (ii), (iii), (iv), (vii), or (xi), only to the extent that such event, change, occurrence, circumstance or effect is disproportionally adverse to Bank as compared to other Persons operating in the home improvement financing industry, as applicable, then only the disproportionate effect of such event, change, occurrence, circumstance or effect will be taken into account in determining whether a Material Adverse Effect has occurred.”
d.    Section 2.03 of the Merger Agreement is hereby amended and restated in its entirety as follows:
“Closing. The closing of the Merger (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall take place at 10:00 a.m., New York City time, on the first Business Day of the calendar month immediately following the month in which each of the conditions set forth in Article VIII have been satisfied or, to the extent permitted by Law, waived by the Party entitled to the benefits thereof in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of all such conditions by the Party entitled to the benefits thereof at the Closing), or at such other place, time and date as the Parties may mutually agree in writing, in each case, by electronic exchange of documents (by facsimile, “portable document format,” email or other form of electronic communication) all of which will be deemed to be originals; provided that, notwithstanding the foregoing, the Parties agree that the Closing shall not occur prior to October 1, 2021.”

e.    Section 7.11(f)(i)(C) of the Merger Agreement is hereby amended and restated in its entirety as follows:
“Taxes associated with a breach by Seller of the representations in Section 5.16, which such breach occurs prior to, if the September 1 Condition (i) is satisfied, September 1, 2021 or (ii) is not satisfied, the Closing.”
f.    Section 9.02(a)(ii) of the Merger Agreement is hereby amended and restated in its entirety as follows:
“the failure of any of the representations or warranties made by Seller or Bank in Article IV or V (other than the Bank and Seller Fundamental Representations and the representations and warranties in Section 5.15(b)) to be true and correct as of the date such representation or warranty was made (or was deemed made) that arise from any event, fact, development or circumstance that occurred (A) prior to September 1, 2021 and (B) on or after September 1, 2021; and
g.    Section 9.02(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:
“(i)    Seller shall not have any liability under Section 9.02(a)(ii)(A) or Section 7.11(f) for Losses (A) for any individual claim (together with all other claims, if any, arising out of substantially similar facts, events and circumstances) less than $75,000 (the “De Minimis Amount”) and (B) unless and until the aggregate amount of the indemnifiable Losses (excluding any claims that are not indemnifiable pursuant to Section 9.02(b)(i)(A)) exceeds $9,600,000 and then only for Losses in excess of such amount (the “Deductible”);
(ii)    Seller shall not have any liability under Section 9.02(a)(ii)(B) for Losses (A) for any individual claim (together with all other claims, if any, arising out of substantially similar facts, events and circumstances) less than the De Minimis Amount and (ii) unless and until the aggregate amount of the indemnifiable Losses (excluding any claims that are not indemnifiable pursuant to Section 9.02(b)(ii)(A)) exceeds $9,600,000 (less the amount of any indemnifiable Losses applied towards the Deductible contemplated in Section 9.02(b)(i)(B)) and then only for Losses in excess of such amount; provided that, if the September 1 Condition is satisfied, in no event will the aggregate indemnification obligations of Seller pursuant to Section 9.02(a)(ii)(B) for Losses actually suffered by the Purchaser Indemnified Parties exceed the September-Closing Indemnity Cap for any failure, breach, inaccuracy or violation of any of the representations or warranties made by Seller or Bank in Article IV or V (other than the Bank and Seller Fundamental Representations and the representations and warranties in Section 5.15(b)) that occur on or after September 1, 2021 (or to the extent continuing on or after September 1, 2021); and
(iii)    In no event will the aggregate indemnification obligation of Seller pursuant to Section 9.02(a)(ii) (in the aggregate) exceed $72,000,000 (the “Indemnity Cap”). Notwithstanding the foregoing, in no event will the aggregate indemnification obligation of Seller pursuant to Section 9.02(a) exceed the Final Purchase Price.”
h.    Exhibit A (Accounting Guidelines) of the Merger Agreement is hereby amended as set forth on Schedule A hereto.
3.Acknowledgement. As of the date hereof, to the Knowledge of Purchaser, Purchaser is not aware of any event, fact, occurrence, circumstance or development (individually or in the aggregate) that would result in the conditions set forth in Section 8.01 and Section 8.02 of the Merger Agreement not being satisfied in accordance with the Merger Agreement.
4.No Other Amendments to Purchase Agreement.
a.On and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended hereby; provided that the foregoing shall not alter in any way references in the Merger Agreement to “date of this Agreement”, “date hereof” or words of similar import.
b.Except as otherwise expressly provided herein, all of the terms and conditions of the Merger Agreement remain unchanged and continue in full force and effect.
5.Miscellaneous. The provisions of Article XI of the Merger Agreement are incorporated into, and shall apply to, this Amendment, mutatis mutandis.
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    IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed as of the day and year first above written.
CMS ENERGY CORPORATION

By: /s/Garrick Rochow
Name:    Garrick Rochow
Title:    President and
    Chief Executive Officer

[Signature Page – Amendment No. 1 to Agreement and Plan of Merger]

ENERBANK USA

By: /s/Charles Knadler
Name:    Charles Knadler
Title:    President and
    Chief Executive Officer

[Signature Page – Amendment No. 1 to Agreement and Plan of Merger]

REGIONS BANK

By: /s/John M. Turner, Jr.
Name    John M. Turner, Jr.
Title:     President and Chief Executive
Officer

[Signature Page – Amendment No. 1 to Agreement and Plan of Merger]

Schedule A

1.Exhibit A (Accounting Guidelines) of the Merger Agreement is hereby amended to include the following as paragraph 11:
“Forgone Budgeted Loan Sales.
(a)    Definitions. For purposes of this paragraph 11:
“Actual Loan Sales” means the aggregate principal balance of all Loans sold by Bank to any Third Party between (and including) January 1, 2021 and the Measurement Time; provided that, if a Quarterly Loan Sale has not been consummated prior to the Measurement Time in the Quarter in which the Closing occurs, the foregoing amount shall be increased by $75,000,000.
“Budgeted Loan Sales” means, if the Closing occurs in (i) September 2021, $525,000,000; (ii) October 2021, $525,000,000; (iii) November 2021, $525,000,000; or (iv) December 2021, $600,000,000.
“Loan Sale Adjustment Amount” means an amount (which may be positive, negative or zero) equal to the lesser of (i) $125,000,000 and (ii) (A) Budgeted Loan Sales minus (ii) Actual Loan Sales.
(b)    Statement Adjustment.
(i)    If the Loan Sale Adjustment Amount is a positive amount:
A.    “Loans” (asset) shall be increased by the product of (x) the Loan Sale Adjustment Amount multiplied by (y) 2.6%; and
B.    “Allowance for loan losses” shall be decreased by the product of (x) the Loan Sale Adjustment Amount multiplied by (y) 3%.
(ii)    If the Loan Sale Adjustment Amount is zero or a negative amount, no adjustment to the Statements shall be made pursuant to this paragraph 11.”
It is understood and agreed that (x) the Reference Statement does not reflect the addition of new paragraph 11, as the Reference Statement was prepared prior to the foregoing amendment to Exhibit A (Accounting Guidelines) of the Merger Agreement, and (y) the omission of the impact of new paragraph 11 on the Reference Statement shall in no way prevent or limit new paragraph 11 from being applied to (and its effects being reflected in) any Statement (as defined in the Accounting Guidelines).
2.    Paragraph 1(a) of Exhibit A (Accounting Guidelines) of the Merger Agreement is hereby amended and restated as follows:
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“the specific accounting and tax policies, principles, practices, procedures, categorizations, definitions, recognition bases, methods and estimation techniques (including in respect of management judgment) set forth below in paragraphs 2 through 11 of this Exhibit A (the “Specific Policies”);”

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